UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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Aerie Pharmaceuticals, Inc.
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April 29, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc., which will be held on Wednesday June 8, 2016, at 8:00 a.m., Eastern Time, at The St. Regis New York, located at Two East 55th Street, New York, N.Y., 10022.

The attached Notice of the Annual Meeting of Stockholders and proxy statement describes the formal business that we will transact at the Annual Meeting.

The Board of Directors of Aerie Pharmaceuticals, Inc. has determined that an affirmative vote on each matter that calls for an affirmative vote is in the best interest of Aerie Pharmaceuticals, Inc. and its stockholders and unanimously recommends a vote “FOR” all such matters considered at the Annual Meeting.

We have elected to take advantage of the rules of the U.S. Securities and Exchange Commission that allow us to furnish our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”), rather than a full paper set of the proxy materials, unless you previously requested to receive printed copies. The Notice contains details regarding the date, time and location of the meeting and the business to be conducted, as well as instructions on how to access our proxy materials on the Internet and for voting over the Internet.

Whether or not you plan to attend the Annual Meeting, please vote your shares promptly by following the voting instructions that you have received. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Aerie Pharmaceuticals, Inc., we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Vicente Anido, Jr., Ph.D.
Chief Executive Officer and Chairman of the Board

AERIE PHARMACEUTICALS, INC.
2030 Main Street, Suite 1500
Irvine, California 92614
(949) 526-8700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE	June 8, 2016
TIME	8:00 A.M. Eastern Time
PLACE	The St. Regis New York
Two East 55th Street
New York, N.Y. 10022

ITEMS OF BUSINESS

(1)	Election of the two nominees named in the attached proxy statement as Directors to serve on the Board of Directors for a three-year term, or until their successors are duly elected and qualified;

(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(3)	Consideration of any other business properly brought before the meeting and any adjournment or postponement thereof.

RECORD DATE
The record date for the Annual Meeting is April 15, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

PROXY VOTING
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares promptly by following the instructions that you have received. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer and Secretary

Irvine, California
April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2016:

The Notice of Meeting, Proxy Statement and 2015 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2015, are available free of charge on the Investors section of our website (www.aeriepharma.com) or at www.proxyvote.com.

PROXY STATEMENT FOR THE
2016 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2016

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why has Aerie Pharmaceuticals, Inc. prepared this proxy statement?

We have prepared proxy materials in connection with the solicitation by the Board of Directors, or Board, of Aerie Pharmaceuticals, Inc. of proxies to be voted at our 2016 Annual Meeting of Stockholders, or Annual Meeting. The Notice of 2016 Annual Meeting to Stockholders is being mailed starting April 29, 2016. As used in this proxy statement, the “Company,” “we,” “us” and “our” refer to Aerie Pharmaceuticals, Inc. The term “Annual Meeting,” as used in this proxy statement, includes any adjournment or postponement of such meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules of the U.S. Securities and Exchange Commission, or SEC, we use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders with instructions on how to access the proxy materials over the Internet (or request a printed copy of the materials) and for voting over the Internet. The proxy materials are also available at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Stockholders may follow the instructions in the Notice to elect to receive future proxy materials in print by mail or electronically by email.
Who can vote at the Annual Meeting?

Only stockholders of record as of the close of business on April 15, 2016, will be entitled to vote at the Annual Meeting. On this date, there were 26,528,694 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 15, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record and the Notice was sent directly to you. As a stockholder of record, you may vote in person at the meeting or vote by proxy.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If on April 15, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct you broker, bank or other nominee how to vote your shares. See “How do I Vote?”

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our outstanding shares entitled to vote at the Annual Meeting are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting or vote by proxy over the telephone or the Internet as instructed below. Ballots or proxies marked “abstain” or “withheld” on a matter and “broker non-votes” will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What am I voting on and how many votes are needed to approve each proposal?

Proposal 1: Election of Directors. Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, will require “FOR” votes from a majority of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on this proposal.

Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the voting on the proposals referenced above.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee may vote the shares with respect to matters that are considered to be “routine,” but may not vote the shares with respect to “non-routine” matters. The election of directors (Proposal 1) is considered a “non-routine” matter under applicable rules. The ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a “routine” matter under applicable rules.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2016.

What does it mean if I receive more than one Notice?

You may receive more than one Notice if your shares are registered in more than one name or are registered in different accounts. Please vote in the manner described below under “How do I vote?” for each Notice to ensure that all of your shares are voted.

How does the Board recommend that I vote my shares?

The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. The Board recommends a vote:

•	“FOR” the election of the two nominees to the Board; and

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

How do I vote?

You may vote (1) “FOR ALL,” to vote for all of the nominees to the Board; (2) “WITHHOLD ALL,” to withhold your vote from all of the nominees to the Board; or (3) “FOR ALL EXCEPT,” to vote for all of the nominees to the Board except for any nominee that you specify in the space provided. An instruction to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. For the other matter to be voted on, you may vote “FOR” or “AGAINST,” or you may “ABSTAIN” from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may (a) vote in person at the Annual Meeting or (b) vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy, as described under “May I change my vote after submitting my proxy card?” below.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
If you requested printed copies of the proxy materials, you will receive a proxy card. To vote by proxy, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, the designated proxy holders will vote your shares as you direct. Mailed proxy cards must be received no later than June 7, 2016, to be counted.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and account number from the proxy card you received if you requested printed copies of the proxy materials. Your vote must be received by 11:59 P.M., Eastern Time on June 7, 2016, to be counted.

•
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the enclosed Notice. Your vote must be received by 11:59 P.M., Eastern Time on June 7, 2016, to be counted.

If you return a proxy but do not make specific choices, your proxy will vote your shares “FOR” each of the nominees to the Board, and “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

If any other matter is presented, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interest of the Company and its stockholders. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions with the Notice from that organization rather than from us. You may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder of record as of April 15, 2016 or you hold a valid proxy for the Annual Meeting as described in the previous question. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares as a beneficial owner, you should provide proof of beneficial ownership as of April 15, 2016, such as your most recent account statement prior to April 15, 2016, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. You may contact us via the Internet or by telephone at (908) 470 - 4320 to obtain directions to vote in person at the Annual Meeting.

May I change my vote after submitting my vote?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of the following four ways:

•	send a timely written revocation of the proxy to our Secretary;

•	submit a signed proxy card bearing a later date;

•	enter a new vote over the Internet or by telephone; or

•	attend and vote in person at the Annual Meeting.

If you are a beneficial owner of shares but not the record holder, you may submit new voting instructions by contacting your broker, bank or other nominee. You will need the appropriate documentation from the stockholder of record to vote personally at the Annual Meeting. If your shares are held by your broker, bank or another party as a nominee or agent, you should follow the instructions provided by such party.

Your personal attendance at the Annual Meeting does not revoke your proxy, unless you vote in person. Your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

Who will bear the expense of soliciting proxies?

We will bear the cost of solicitation of proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by solicitation by telephone, via the Internet or in person by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

How can I find the voting results from the Annual Meeting?

Preliminary voting results will be announced at our Annual Meeting. Final voting results will be published in a Current Report on Form 8-K that we expect to file no later than four business days after the Annual Meeting. If final voting results are not available by the time we file the Form 8-K, we will disclose the preliminary results in the Form 8-K and, within four business days after the final voting results are known to us, file an amended Form 8-K to disclose the final voting results.

Who will count the votes?

A representative of American Election Services will act as the inspector of elections and count the votes.

Obtaining an Annual Report on Form 10-K

We will provide a copy of our 2015 Annual Report on Form 10-K without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests can be made by email, sendmaterial@proxyvote.com, or in writing addressed to Richard J. Rubino, Secretary, Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. Please include your control number with your request. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants, including our company.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board currently comprises eight directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Currently, two classes consist of three directors and one class consists of two directors. Each class serves a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The terms of our Class III directors, Gerald D. Cagle, Ph.D. and Richard Croarkin, will expire at the Annual Meeting, and the terms of our Class I directors and Class II directors will expire at the annual meeting of stockholders to be held in 2017 and 2018, respectively.

Nominees for Election as Directors

Upon the recommendation of the nominating and corporate governance committee, our Board has nominated Dr. Cagle and Mr. Croarkin for re-election as Class III directors at the Annual Meeting.

There are no arrangements or understanding between any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.
Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, for the nominees for election as directors at the Annual Meeting. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years. If the nominees listed below are elected, they will hold office until the annual meeting of stockholders to be held in 2019 or until their successors have been duly elected and qualified.

Name	Age (1)	Position(s) Held	Director Since
Gerald D. Cagle, Ph.D.	71	Director	2013
Richard Croarkin	61	Director	2015
(1) Age as of April 15, 2016.

Gerald D. Cagle, Ph.D. has served as a member of our Board since September 2013. Dr. Cagle was appointed Senior Vice President of Research & Development at Alcon Laboratories lnc. in 1997, a position he held until 2009. From 2009 until his retirement in 2013, Dr. Cagle held the position of Chief Operating Officer at Cognoptix, a company focused on the diagnosis of Alzheimer's disease. Dr. Cagle also serves on the board of directors of GrayBug, Inc, Clearside Biomedical, Inc. and Novaliq GmbH and donates time to Foundation Fighting Blindness.  He received his B.S. from Wayland College; earned both his M.S. and Ph.D. from the University of North Texas and completed the Program for Management Development at Harvard Business School. We believe that Dr. Cagle’s scientific background and experience provides him with the qualifications and skills to serve as a member of our Board.
Richard Croarkin has served as a member of our Board since May 2015. Mr. Croarkin previously served as Chief Financial Officer of Nestle Health Science, a division of Nestle focused on medicalized nutrition solutions for chronic medical conditions, from December 2010 to February 2013. During his tenure, he was responsible for financial strategy in support of the R&D pipeline including multiple transactions ranging from minority stakes and JV’s, to outright acquisitions. Prior to this, Mr. Croarkin was Senior Vice President, Chief Financial Officer, and Corporate Strategy Officer at Alcon, which had annual sales of $7.1 billion and was the world’s leading ophthalmic pharmaceutical and medical device company before its acquisition by Novartis for $50 billion. Previously, he was Executive Vice President and Chief Financial Officer of Nestle Waters North America, overseeing the finances of a business unit that grew to $4.4 billion in sales. Before joining Nestle, Mr. Croarkin worked for Pepsico Incorporated, where he served in a number of senior financial positions around the world, including as Chief Financial Officer of Pepsi Latin America and Pepsi Canada. He started his career with AMAX, Inc. where he worked in treasury, corporate development and planning. Mr. Croarkin was a director on the supervisory board of the German publicly traded company, WaveLight A.G., which manufactures and globally markets laser and diagnostic systems for refractive eye surgery. Mr. Croarkin currently serves as a member of the board of directors of Clearside Biomedical, a company advancing eye disease therapies by delivering drugs to the suprachoroidal space via a proprietary microinjector. He also serves on occasion as a panelist on the NASDAQ Listing Qualifications Panel. Mr. Croarkin received his B.A. degree in economics from Georgetown University and his MBA in finance from the University of Connecticut. We believe that Mr. Croarkin’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Shares represented by proxies will be voted, unless otherwise specified, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

Set forth below are the names, ages, principal occupations, and business experience, as well as their prior service on the Board, for the remaining members of our Board whose terms continue beyond the Annual Meeting. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Name	Age (1)	Term Expires (2)	Position(s) Held	Director Since
Vicente Anido, Jr., Ph.D.	63	2017	Chief Executive Officer and Chairman of the Board	2013
Michael M. du Toit	63	2018	Director	2015
Geoffrey Duyk, M.D., Ph.D.	57	2018	Director	2005
Murray A. Goldberg	71	2018	Director	2013
Benjamin F. McGraw, III, Pharm.D	67	2017	Director	2014
Julie McHugh	51	2017	Director	2015
(1) Age as of April 15, 2016.
(2) Represents date of annual meeting for that year.

Vicente Anido, Jr., Ph.D. has served as our Chief Executive Officer since July 2013 and as Chairman of our Board since April 2013. Dr. Anido is the former President, Chief Executive Officer and Director of ISTA Pharmaceuticals, Inc., which was acquired by Bausch + Lomb, Inc. in 2012. Prior to joining ISTA Pharmaceuticals, Dr. Anido served as general partner of Windamere Venture Partners from 2000 to 2001. From 1996 to 1999, Dr. Anido served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company. From 1993 to 1996, Dr. Anido served as President of the Americas Region of Allergan, Inc., where he was responsible for Allergan’s commercial operations for North and South America. Prior to joining Allergan, Dr. Anido spent 17 years at Marion Laboratories and Marion Merrell Dow, Inc., including as Vice President, Business Management of Marion’s U.S. Prescription Products Division. Dr. Anido currently serves as a member of the board of directors of Depomed, Inc. Dr. Anido previously served as a member of the board of directors of QLT Inc. from 2012 to 2013 and Nicox S.A. from June 2013 to June 2014. In addition, from 2002 to 2008, Dr. Anido served as a member of the board of directors of Apria Healthcare, Inc. Dr. Anido holds a B.S. and a M.S. from West Virginia University and a Ph.D. from the University of Missouri, Kansas City. We believe Dr. Anido’s experience in the pharmaceutical industry, sales and marketing, business development and pharmaceutical product launch and his experience serving as a director of other public companies provide him with the qualifications and skills to serve as a member of our Board.

Michael M. du Toit has served as a member of our Board since June 2015. Mr. du Toit has served as President of Everyday Health since February 2015. Prior to joining Everyday Health, Mr. du Toit served in various positions at, including as Global Group President of, Publicis Healthcare Communications Group, the third largest advertising and media company in the world, from March 2012 to February 2015. He held various senior executive positions from July 2006 to February 2012 at other companies, including President of Digitas Health, where he was a founding member, Digitas Health Media and RazorFish Health. Mr. du Toit also has held executive roles at premier marketing agencies including Grey Advertising, BBD&O and

Ventiv Health Communications. He also held senior marketing positions at pharmaceutical companies such as GlaxoSmithKline and Boehringer Ingelheim Pharmaceuticals. At Glaxo, as Vice President of Marketing, he launched several blockbuster pharmaceutical products, including Serevent® (salmeterol) and Flonase® (fluticasone nasal). Mr. du Toit previously served as member of the National Pharmaceutical Council, Pharmaceutical Advertising Council, Advertising Club of Fairfield, Advertising Club of New York, Editorial Board of Medical Marketing and Media, Prescription Drug Advertising Coalition, and Triangle Advertising Federation. He started his career at Unilever, a consumer products company. He received a B.S. in Economics and Marketing from Stellenbosch University in South Africa. We believe that Mr. du Toit’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.

Geoffrey Duyk, M.D., Ph.D. has served as a member of our Board since 2005. Dr. Duyk has served as a Managing Director of TPG Capital, L.P. since 2001. Dr. Duyk is a member of numerous NIH panels and oversight committees focused on the planning and execution of the Human Genome Project. Previously, he served on the board of directors and was President of Research and Development at Exelixis, Inc., a biopharmaceutical company focusing on drug discovery, from 1996 to 2003. Prior to Exelixis, Dr. Duyk was Vice President of Genomics and one of the founding scientific staff at Millennium Pharmaceuticals, from 1993 to 1996. Before that, Dr. Duyk was an Assistant Professor at Harvard Medical School in the Department of Genetics and Assistant Investigator of the Howard Hughes Medical Institute. Dr. Duyk currently serves on the board of directors of Amyris, Inc. and several private companies and the non-profit Case Western Reserve University Board of Trustees. Dr. Duyk holds a B.A. in Biology from Wesleyan University and a Ph.D. and an M.D. from Case Western Reserve University. We believe that Dr. Duyk’s experience with the pharmaceutical industry and his scientific knowledge provide him with the qualifications and skills to serve as a member of our Board.
Murray A. Goldberg has served as a member of our Board since August 2013. Mr. Goldberg retired from Regeneron Pharmaceuticals, Inc. at the end of 2014, where he served as Senior Vice President, Administration, from October 2013 and Assistant Secretary since January 2000. He also served as Chief Financial Officer and Senior Vice President, Finance and Administration from March 1995 to October 2013 and as Treasurer from March 1995 to October 2012. Prior to joining Regeneron Pharmaceuticals Inc., Mr. Goldberg was Vice President, Finance, Treasurer, and Chief Financial Officer of PharmaGenics Inc., a biotechnology company, from February 1991 and a director of PharmaGenics Inc. from May 1991. From 1987 to 1990, Mr. Goldberg was Managing Director, Structured Finance Group at the Chase Manhattan Bank, N.A. and from 1973 to 1987 he served in various managerial positions in finance and corporate development at American Cyanimid Company, a diversified industrial company. Mr. Goldberg received his M.B.A. from the University of Chicago and an M.Sc in Economics from the London School of Economics. We believe that Mr. Goldberg’s business and finance experience at various companies in the pharmaceutical industry provides him with the qualifications and skills to serve as a member of our Board.

Benjamin F. McGraw, III, Pharm.D has served as a member of our Board since September 2014. Dr. McGraw has served as Executive Chairman and Chief Executive Officer of TheraVida, Inc., a specialty pharmaceutical company, since 2011 and 2013, respectively. He has also served as Chief Executive Officer of Auration Biotech, Inc., a private biotechnology company, since 2014. Since 2006, Dr. McGraw has served as a Managing Member of Long Shadows Asset Management, LLC, a registered investment advisor. Previously, Dr. McGraw was Chairman, President, and CEO of Valentis, Inc., Corporate Vice President, Corporate Development at Allergan, Inc., and VP, Development at Marion Laboratories, Inc. and Marion Merrell Dow Inc. Dr. McGraw received his B.S. and his Doctor of Pharmacy from the University of Tennessee Health Science Center, where he also completed a clinical practice residency. We believe that Dr. McGraw’s pharmaceutical industry and business experience provides him with the qualifications and skills to serve as a member of our Board.

Julie McHugh has served as a member of our Board since June 2015. Ms. McHugh served as Chief Operating Officer of Endo Health Solutions, Inc., from March 2010 until her retirement in May 2013, where she was responsible for the specialty pharmaceutical and generic drug businesses. Prior to this, Ms. McHugh was CEO of Nora Therapeutics, Inc., a venture capital backed biotech start-up company focused on developing novel therapies for the treatment of infertility disorders. Previously, she served as Company Group Chairman for Johnson & Johnson’s worldwide virology business unit, and prior to this, she was President of Centocor, Inc., a J&J subsidiary.  In this role, Ms. McHugh oversaw the development and launches of several products, including Remicade® (infliximab), Prezista® (darunavir) and Intelence® (etravirine). Prior to joining Centocor, Ms. McHugh led marketing communications for gastrointestinal drug Prilosec® (omeprazole) at Astra-Merck Inc. She currently serves on the board of directors of EPIRUS Biopharmaceuticals, Inc., Ironwood Pharmaceuticals, Inc., New Xellia Group A/S, Trevena Pharmaceuticals, Inc., and she previously served on the board of directors of the Biotechnology Industry Organization (BIO), the New England Healthcare Institute (NEHI), the Pennsylvania Biotechnology Association and ViroPharma Inc. Ms. McHugh received her M.B.A. from St. Joseph’s University and her B.S. from Pennsylvania State University. We believe that Ms. McHugh’s pharmaceutical and business experience provides her with the qualifications and skills to serve as a member of our Board.

Information about Our Executive Officers
The following table sets forth certain information about our executive officers who are not also directors.

Name	Age (1)	Position(s) Held
Casey C. Kopczynski, Ph.D.	54	Chief Scientific Officer
Thomas A. Mitro	58	President and Chief Operating Officer
Richard J. Rubino	58	Chief Financial Officer and Secretary
(1) Age as of April 15, 2016.

Casey C. Kopczynski, Ph.D. has served as our Chief Scientific Officer since co-founding our company in 2005. From 2002 to 2005, he was the Managing Partner at Biotech Initiative, LLC, a consulting practice dedicated to emerging biotech companies. He was also previously the Vice President of Research at Ercole Biotech, Inc. from 2003 to 2004, a company developing drugs for the treatment of cancer, inflammation and orphan genetic diseases. Prior to Ercole Biotech, Inc., Dr. Kopczynski was Director of Research and a founding member of the scientific staff at Exelixis, Inc. from 1996 to 2002. Dr. Kopczynski received his Ph.D. in Molecular, Cellular and Developmental Biology from Indiana University and was a Jane Coffin Childs Research Fellow at the University of California, Berkeley.

Thomas A. Mitro has served as our President and Chief Operating Officer since August 2013. From November 2012 to August 2013, Mr. Mitro served as Vice President, Sales and Marketing at Omeros Corporation, a clinical-stage biopharmaceutical company. Prior to this, Mr. Mitro was Vice President, Sales and Marketing at ISTA Pharmaceuticals from July 2002 to July 2012, where he was instrumental in building ISTA’s commercial operations and launching several eye-care products, including Bromday (bromfenac ophthalmic solution) 0.09% and Bepreve (bepotastine besilate ophthalmic solution) 1.5%. Previously, Mr. Mitro held various positions at Allergan, Inc., including Vice President, Skin Care; Vice President, Business Development; and Vice President, e-Business. Mr. Mitro received his B.S. degree from Miami University.

Richard J. Rubino has served as our Chief Financial Officer since October 2012. From March 2008 to April 2012, Mr. Rubino served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions, Inc. and from May 1993 to March 2008 served as Controller, Chief Accounting Officer and Vice President of Planning. Previously, Mr. Rubino held various positions at International Business Machines Corporation from 1983 to May 1993 and PricewaterhouseCoopers LLP (formerly Price Waterhouse & Co.) from 1979 to 1983. Mr. Rubino is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Rubino received his B.S. in Accounting from Manhattan College. He has been a director of the Northside Center for Child Development since 2009, the Treasurer since 2012 and also currently serves as a member of the Finance Committee and Executive Committee.

Information about the Board of Directors and Corporate Governance

Board of Directors and Corporate Governance Guidelines

The Board oversees our business and monitors the performance of our management. Our corporate governance guidelines provide a framework for the governance of the Company as a whole and describe the principles and practices that our Board follows in carrying out its responsibilities. Our corporate governance guidelines are available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. In accordance with our corporate governance guidelines and procedures, the Board does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board, which are held from time to time, and, as applicable, meetings of our three standing committees (the audit committee, the nominating and corporate governance committee and the compensation committee), which are also held from time to time.

The Board held six meetings during the year ended December 31, 2015. Each incumbent director attended at least 75% of the total of (i) the meetings of the Board held during the period for which he or she has been a director and (ii) the meetings of the committee(s) on which that director served during such period.

It is our policy to encourage our directors to attend the Annual Meeting. All nominees as directors and all directors continuing in office then serving attended our 2015 Annual Meeting. It is currently anticipated that all members of the Board will be in attendance at the Annual Meeting.

Board of Directors’ Independence

Under the listing requirements and rules of the NASDAQ Global Market, or NASDAQ, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable NASDAQ rules. Audit committee members must also satisfy the independence criteria set forth in
Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Board has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board determined that Dr. Cagle, Mr. Croarkin, Mr. du Toit, Dr. Duyk, Mr. Goldberg, Dr. McGraw and Ms. McHugh qualify as “independent” directors within the meaning of the NASDAQ rules. The Board also determined that Mr. David W. Gryska, who served on our Board until May 2015, was independent and Dr. Anand Mehra, who served on our Board until November 2015, was independent. As required under applicable NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The lead independent director may call an executive session. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

Committees of the Board of Directors

The Board has three committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The following table provides membership information at December 31, 2015 and lists the number of meetings held during 2015, for each committee:

Name	Audit	Nominating and Corporate Governance	Compensation
Gerald D. Cagle, Ph.D.		X*	X
Richard Croarkin **	X
Michael M. du Toit		X	X
Geoffrey Duyk, M.D., Ph.D.		X
Murray A. Goldberg **	X*
Benjamin F. McGraw, III, Pharm.D			X*
Julie McHugh	X
Total meetings in 2015	8	2	6

*	Committee Chairman
**	Financial Expert

Audit Committee

The members of our audit committee include Mr. Goldberg, Mr. Croarkin and Ms. McHugh. Mr. Goldberg serves as chair of the audit committee. Mr. David W. Gryska served on our audit committee through May 2015. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Our Board has determined that Mr. Croarkin, Mr. Goldberg and Ms. McHugh are independent as independence is currently defined in Rule 5605 of the NASDAQ listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board has determined that each member of the audit committee is financially literate and that Mr. Croarkin and Mr. Goldberg each qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees.

The responsibilities of our audit committee include, among other things:

•
reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management and recommending to the Board whether to include the financial statements in the annual reports filed with the SEC;

•	discussing the type of information to be disclosed and the type of presentation to be made regarding financial information and guidance to analysts;

•
overseeing our disclosure controls and procedures, including internal controls over our financial reporting, and reviewing and discussing our management’s periodic review of the effectiveness of our internal control over financial reporting;

•
reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation, matters concerning the scope, adequacy and effectiveness of our financial controls and any other matters, correspondence or reports that raise issues with or could have a material effect on our financial statements;

•	retaining, appointing, setting compensation of and evaluating the performance, independence, internal quality control procedures and qualifications of our independent auditors;

•	reviewing and approving in advance the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	reviewing with our independent registered public accounting firm the planning and staffing of the audit, including the rotation requirements and other independence rules;

•	reviewing and, if acceptable, approving any related person transactions;

•	overseeing and discussing with management our policies with respect to risk assessment and risk management, and any significant financial and operational risk exposures;

•	setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

•	reviewing the adequacy of our audit committee charter at least annually; and

•
establishing procedures for receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters, and for confidential, anonymous submissions of accounting and auditing concerns by employees.

AUDIT COMMITTEE REPORT(1)

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2015, with management and our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communication with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Aerie Pharmaceuticals, Inc.
Audit Committee
Murray A. Goldberg, Chair
Richard Croarkin
Julie McHugh
___________________

(1)
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Dr. Cagle, Mr. du Toit and Dr. Duyk. Dr. Cagle serves as chair of the nominating and corporate governance committee. Our Board has determined that all members of our nominating and corporate governance committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our nominating and corporate governance committee include, among other things:

•	identifying, considering and nominating candidates to serve on our Board;

•	developing and recommending the minimum qualifications for service on our Board;

•	overseeing the evaluation of the Board and management on an annual basis;

•	considering nominations by stockholders of candidates for election to the Board;

•	reviewing annually the independence of the non-employee directors and members of the independent committees of the Board; and

•
reviewing the adequacy of its charter, our corporate governance guidelines and our code of business conduct and ethics on an annual basis and recommending to our Board changes to our corporate governance guidelines and code of business conduct and ethics.

The nominating and corporate governance committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board, criteria to be considered in selecting nominees for director. Among other things, the nominating and corporate governance committee considers whether the Board reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board. The nominating and corporate governance committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board.

The nominating and corporate governance committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our compensation committee are Dr. Cagle, Mr. du Toit and Dr. McGraw. Dr. McGraw serves as chair of the compensation committee. Mr. David W. Gryska served on our compensation committee through May 2015. Dr. Anand Mehra served on our compensation committee through November 2015. All members of our compensation committee are independent as independence is currently defined in Section 5605 of the NASDAQ listing standards and qualify as outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The compensation committee operates under a written charter that satisfies the applicable standards of NASDAQ and which is available on our website at www.aeriepharma.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The responsibilities of our compensation committee include, among other things:

•	approving the compensation and other terms of employment of our chief executive officer, which are then reviewed and ratified by our Board;

•	approving or recommending to our Board the compensation and other terms of employment of our executive officers;

•
approving annually the corporate goals and objectives relevant to the compensation of our chief executive officer and assessing at least annually our chief executive officer’s performance against these goals and objectives;

•	reviewing annually our compensation strategy, including base salary, incentive compensation and equity-based grants, as well as adoption, modification or termination of this compensation;

•	evaluating at least annually and recommending to our Board the type and amount of compensation to be paid or awarded to non-employee Board members;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

•	reviewing the adequacy of our compensation committee charter on an annual basis.

As part of its process for approving or recommending to the Board the compensation for our senior executives other than our chief executive officer, the compensation committee reviews and considers the recommendations made by our chief executive officer.

In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the Code, NASDAQ rules, and other applicable law.

In addition, pursuant to its charter, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The compensation committee engaged Pearl Meyer & Partners LLC as compensation advisors during the fiscal year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation.

Our compensation committee currently consists of Dr. Cagle, Mr. du Toit and Dr. McGraw. No member of our compensation committee has ever been an officer or employee of the Company. None of our executive officers served as a member of the board of directors or compensation committee of any other entity that has one or more of its officers serving on our Board or compensation committee during the fiscal year ended December 31, 2015.

Board Leadership

Dr. Anido, our chief executive officer, serves as chairman of our Board. Our Board believes that this leadership structure is appropriate for us, given Dr. Anido’s extensive experience with and knowledge of the pharmaceutical industry and his ability to effectively identify strategic priorities for the Company. Furthermore, our Board believes that Dr. Anido’s combined role of chief executive officer and chairman promotes effective execution of strategic goals and facilitates information flow between management and our Board. Dr. Anido chairs all Board meetings, except for executive sessions at which only independent directors are present.

Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing the Company. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our significant financial and operational risk exposures and the steps our management has taken to monitor and control these exposures.

The audit committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related-persons transactions. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board and Committee Evaluations
The Board and its committees conduct annual self-evaluations to assess the effectiveness of the Board and committees. The self-assessments focus on the Board’s and each committee’s and their respective members’ performance and contribution to the Company as well as provide constructive feedback.
Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.aeriepharma.com. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the Internet address set forth above. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Stockholder Communications with Our Board of Directors

Stockholders wishing to communicate directly with our Board may send correspondence to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. Stockholders may also visit our website at www.aeriepharma.com and select “Contact Us” to communicate online with us.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the audit committee of the Board to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.
Vote Required

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, requires an affirmative vote of the majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal.
Our Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.
Pre-Approval Policies and Procedures
Our audit committee pre-approves all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our audit committee.
Independent Registered Public Accounting Firm Fees and Services
During the fiscal years ended December 31, 2015 and December 31, 2014, we retained PricewaterhouseCoopers LLP to provide audit services. The following table represents aggregate fees billed or to be billed to us by PricewaterhouseCoopers LLP for services performed for the fiscal years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees (1)	$870,709	$705,000
Audit-Related Fees	—	—
Tax Fees (2)	15,000	13,500
All Other Fees (3)	7,500	5,400
Total	$893,209	$723,900

(1)
Audit fees consist of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Tax fees are fees for tax compliance services.

(3)	All other fees relate to professional services not included in the categories above, including fees related to a subscription to an accounting research tool.

EXECUTIVE COMPENSATION

The discussion and tabular disclosure that follows describes our executive compensation program during the fiscal years ended December 31, 2015 and 2014, relating to the following individuals: Vicente Anido, Jr., Thomas A. Mitro and Richard J. Rubino (our “named executive officers”).
Summary Compensation Table
The following table sets forth the portion of compensation paid to the named executive officers that is attributable to services performed during the fiscal year ended December 31, 2015 and 2014.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($) (1)	STOCK AWARDS ($) (2)	OPTION AWARDS ($) (2)	ALL OTHER COMPENSATION	TOTAL ($)
Vicente Anido, Jr., Ph.D.	2015	$530,450	$366,010	$621,930	$2,412,028	$—	$3,930,418
Chief Executive Officer & Chairman of the Board	2014	$507,000	$386,250	$—	$4,358,866	$—	$5,252,116
Thomas A. Mitro	2015	$391,400	$195,700	$332,856	$1,406,951	$—	$2,326,907
President & Chief Operating Officer	2014	$380,000	$237,500	$—	$1,831,168	$—	$2,448,668
Richard J. Rubino	2015	$375,950	$194,554	$254,036	$985,195	$—	$1,809,735
Chief Financial Officer, Secretary	2014	$365,000	$205,313	$—	$1,293,924	$—	$1,864,237

(1)	Amounts reflected in this column are bonus amounts awarded at the discretion of the Board after its assessment of our and the executive’s performance in the fiscal year.

(2)
The amounts included in the “Stock Awards” and “Option Awards” columns represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 13 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 2, 2016.

Executive Agreements

Vicente Anido, Jr. On September 20, 2013, we entered into an employment agreement with Vicente Anido, Jr. (the “Anido Employment Agreement”) to memorialize his appointment as our Chief Executive Officer, which appointment was effective as of July 25, 2013. The term of Dr. Anido’s employment agreement commenced on July 25, 2013 and shall continue until July 25, 2017 (unless terminated earlier as set forth in the agreement). After an overall review of Dr. Anidos’s compensation package, on March 13, 2014 our Board approved an increase in Dr. Anido’s base salary to $515,000 and an increase in his target bonus opportunity to 60% of his base salary. On February 25, 2015 our Board approved an increase in Dr. Anido’s base salary to $530,450. On February 24, 2016 our Board approved an increase in Dr. Anido’s base salary to $549,016. Dr. Anido’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.

Through September 20, 2017, in the event that any of the payments or benefits provided by us to Dr. Anido would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code, Dr. Anido will be entitled to a “gross-up” payment equal to the sum of such excise tax and related interest or penalties plus the amount necessary to put him in the same after-tax position that he would have been in had he not incurred any tax liability under Section 4999 of the Code.

The Anido Employment Agreement also provides that he shall not (and shall not assist any person to), directly or indirectly, without our prior written consent (a) during the employment term and for a period of 6 months thereafter contact, induce or solicit for employment any person who is, or within three months prior to such hiring, contacting, inducing or soliciting, was an employee of us or any of our affiliates, or (b) during the employment term and for a period of 12 months thereafter, (x) induce or solicit any customer, client or vendor of, or other person having a business relationship with us or any of our affiliates to terminate its relationship or otherwise cease doing business in whole or in part with us or any of our affiliates, or (y) interfere with any relationship between us or any of our affiliates and any of our respective customers, clients, vendors or any other business contacts.

Thomas A. Mitro. On July 31, 2013, we entered into an employment agreement with Thomas A. Mitro, which was amended and restated and effective as of December 18, 2013 (the “Restated Mitro Employment Agreement”), pursuant to which Mr. Mitro continues to serve as our President and Chief Operating Officer for an initial term through December 18, 2017, which term shall automatically be extended following the expiration of the initial term for one-year renewal terms unless either party provides 90 days’ notice of non-renewal (the initial term and any renewal term, collectively, the “Mitro Agreement Term”). Pursuant to the Restated Mitro Employment Agreement, Mr. Mitro is entitled to an annual base salary of $380,000 and is eligible to earn an annual performance bonus of up to 50% of his base salary. After an overall review of Mr. Mitro’s compensation package, on February 25, 2015 our Board approved an increase in Mr. Mitro’s base salary to $391,400. On February 24, 2016, our Board approved an increase in Mr. Mitro’s base salary to $403,150. Mr. Mitro’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.

The Restated Mitro Employment Agreement provides that if, prior to December 18, 2017, any of the payments or benefits provided by the Company to Mr. Mitro would constitute a “parachute payment” within the meaning of Section 280G of the Code that would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax, Mr. Mitro will be entitled to an additional payment equal to the sum of such excise tax and related interest or penalties plus the amount necessary to put him in the same after-tax position that he would have been in had he not incurred any tax liability under Section 4999 of the Code.

The Restated Mitro Employment Agreement also provides that during the Mitro Agreement Term and for a period of 12 months thereafter, Mr. Mitro shall not, directly or indirectly, without the Company’s prior written consent (a) hire, contact, induce or solicit for employment any person who is, or within six months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its affiliates, or (b) induce or solicit any customer, client or vendor of, or other person having a business relationship with, the Company or any of its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its affiliates, or interfere with any relationship between the Company or any of its affiliates and any of their respective customers, clients, vendors or any other business contacts.

Richard J. Rubino. On September 24, 2012, we entered into a letter agreement with Mr. Rubino, which was amended and restated effective as of December 18, 2013 (the “Restated Rubino Employment Agreement”), pursuant to which Mr. Rubino continues to serve as our Chief Financial Officer for an initial term through December 18, 2017, which term shall automatically be extended following the expiration of the initial term for one-year renewal terms unless either party provides 90 days’ notice of non-renewal (the initial term and any renewal term, collectively, the “Rubino Agreement Term”). The Restated Rubino Employment Agreement provides that Mr. Rubino will receive an annual base salary of $365,000 and be eligible to receive an annual performance bonus of up to 45% of his base salary for the relevant calendar year. After an overall review of Mr. Rubino’s compensation package, on February 25, 2015 our Board approved an increase in Mr. Rubino’s base salary to $375,950. On February 24, 2016, our Board approved an increase in Mr. Rubino’s base salary to $387,300. Mr. Rubino’s base salary may be increased annually at the discretion of the Board, and may be decreased only in connection with an overall reduction in executive officer salaries.

The Restated Rubino Employment Agreement provides that to the extent any of the payments or benefits provided by the Company to Mr. Rubino would constitute a “parachute payment” within the meaning of Section 280G of the Code that would be subject to Section 4999 of Code, then such payments will be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such payment being subject to Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in Mr. Rubino’s receipt on an after-tax basis, of the greatest amount of economic benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

The Restated Rubino Employment Agreement also provides that during the Rubino Agreement Term and for a period of 12 months thereafter, Mr. Rubino shall not, directly or indirectly, without the Company’s prior written consent (a) hire, contact, induce or solicit for employment any person who is, or within six months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its affiliates, or (b) induce or solicit any customer, client or vendor of, or other person having a business relationship with, the Company or any of its affiliates to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its affiliates, or interfere with any relationship between the Company or any of its affiliates and any of their respective customers, clients, vendors or any other business contacts.

Equity Incentive Awards

Our named executive officers have historically been eligible to receive long-term equity-based incentive awards under the Aerie Pharmaceuticals, Inc. 2005 Stock Option Plan (the “2005 Plan”) and the 2013 Omnibus Incentive Plan (the “2013 Equity Plan”). At the 2015 Annual Meeting of Stockholders held on April 10, 2015, the Company’s stockholders approved the adoption of the amended and restated 2013 Equity Plan (the “2015 Equity Plan”). Any remaining shares available under the 2013 Equity Plan were allocated to the 2015 Equity Plan. While we believe that long-term equity awards are an important element of the “mix” of compensation paid to our named executive officers, we do not maintain any formal grant-making policy. Instead, the Board (or the compensation committee) periodically reviews the total level and mix of compensation paid to each of our named executive officers in order to determine the appropriate timing and amounts of long-term equity awards so as to continue to promote the alignment of our executive officers’ interests with those of our stockholders.

Vicente Anido, Jr. Pursuant to the terms of an incentive stock option agreement, on March 21, 2013, we granted Dr. Anido an option to purchase 123,861 shares of common stock which was fully vested as of December 21, 2015. On September 12, 2013, we granted Dr. Anido an option to purchase 922,468 shares of common stock scheduled to vest 25% on July 25, 2014, and 75% in 36 equal installments on monthly anniversaries of July 25, 2014 such that the option will be fully vested on July 25, 2017. On March 13, 2014, we granted Dr. Anido an option to purchase 300,000 shares of common stock scheduled to vest 25% on March 13, 2015, and 75% in 36 equal installments on monthly anniversaries of March 13, 2015 such that the option will be fully vested on March 13, 2018. On February 25, 2015, we granted Dr. Anido an option to purchase 133,125 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 25, 2015 such that the option will be fully vested on February 25, 2019. We also granted Dr. Anido 22,188 shares of restricted stock which will vest in four equal annual installments on anniversaries of February 25, 2015 such that the shares of restricted stock will be fully vested on February 25, 2019. On February 24, 2016, we granted Dr. Anido an option under the 2015 Equity Plan to purchase 150,504 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 24, 2016 such that the option will be fully vested on February 24, 2020. We also granted Dr. Anido 25,085 shares of restricted stock which will vest in four equal annual installments on anniversaries of February 24, 2016 such that the shares of restricted stock will be fully vested on February 24, 2020. With respect to each of Dr. Anido’s equity awards described above, continued vesting is subject to Dr. Anido’s continued employment with (or provision of services to) us through the applicable vesting date.

Thomas A. Mitro. Pursuant to the terms of an incentive stock option agreement, on August 26, 2013, we granted Mr. Mitro an option to purchase 309,652 shares of common stock scheduled to vest 25% on August 26, 2014, and 75% in 36 equal installments on monthly anniversaries of August 26, 2014 such that the option will be fully vested on August 26, 2017. On September 12, 2013, we granted Mr. Mitro an option to purchase 70,831 shares of common stock scheduled to vest 25% on September 12, 2014, and 75% in 36 equal installments on monthly anniversaries of September 12, 2014 such that the option will be fully vested on September 12, 2017. On March 13, 2014, we granted Mr. Mitro an option to purchase 126,000 shares of common stock scheduled to vest 25% on March 13, 2015, and 75% in 36 equal installments on monthly anniversaries of March 13, 2015 such that the option will be fully vested on March 13, 2018. On February 25, 2015, we granted Mr. Mitro an option to purchase 71,250 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 25, 2015 such that the option will be fully vested on February 25, 2019. We also granted Mr. Mitro 11,875 shares of restricted stock which will vest in four equal annual installments on anniversaries of February 25, 2015 such that the shares of restricted stock will be fully vested on February 25, 2019. On February 24, 2016, we granted Mr. Mitro an option under the 2015 Equity Plan to purchase 71,250 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 24, 2016 such that the option will be fully vested on February 24, 2020. We also granted Mr. Mitro 11,875 shares of restricted stock which will vest in four equal annual installments on anniversaries of February 24, 2016 such that the shares of restricted stock will be fully vested on February 24, 2020. With respect to each of Mr. Mitro’s equity awards described above, continued vesting is subject to Mr. Mitro’s continued employment with (or provision of services to) us through the applicable vesting date.

Richard J. Rubino. Pursuant to the terms of an incentive stock option agreement, on October 15, 2012, we granted Mr. Rubino an option to purchase 345,000 shares of common stock scheduled to vest over a period of four years beginning on the anniversary of the date of grant, which option agreement was subsequently amended on March 21, 2013 to provide that (i) the option would no longer be an incentive stock option as described in Section 422 of the Code, (ii) the option would be fully vested and (iii) Mr. Rubino may elect to net exercise his option such that the number of shares delivered would reflect the total number of shares underlying the option reduced by the number of shares of common stock having a fair market value on the date of exercise equal to the aggregate exercise price for the total number of shares underlying the option (“net exercise”). This option was exercised in full by Mr. Rubino in March 2013 and in order to cover Mr Rubino’s out-of-pocket taxes associated with the exercise of the option on March 21, 2013, we made an additional grant of 200,973 shares of restricted stock which was fully vested as of March 21, 2015. We also made an additional option grant to purchase 174,939 shares of common stock, which was the equivalent number of shares he surrendered to us in connection with the cashless exercise of his October 2012 option. On September 12, 2013, we granted Mr. Rubino an option to purchase 25,000 shares of common stock scheduled to vest 25% on September 12, 2014, and 75% in 36 equal installments on monthly anniversaries of September 12, 2014 such that the option will be fully vested on September 12, 2017. On March 13, 2014, we granted Mr. Rubino an option to purchase 89,000 shares of common stock scheduled to vest 25% on March 13, 2015, and 75% in 36 equal installments on monthly anniversaries of March 13, 2015 such that the option will be fully vested on March 13, 2018. On February 25, 2015, we granted Mr. Rubino an option to purchase 54,375 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 25, 2015 such that the option will be fully vested on February 25, 2019. We also granted Mr. Rubino 9,063 shares of restricted stock which will vest in four equal annual installments on anniversaries of February 25, 2015 such that the shares of restricted stock will be fully vested on February 25, 2019. On February 24, 2016, we granted Mr. Rubino an option to purchase 60,000 shares of common stock which will vest ratably on each of the 48 monthly anniversaries of February 24, 2016 such that the option will be fully vested on February 24, 2020. We also granted Mr. Rubino 10,000 shares of restricted stock which will vest in four equal annual installments on anniversaries of February 24, 2016 such that the shares of restricted stock will be fully vested on February 24, 2020. With respect to each of Mr. Rubino’s equity awards described above, continued vesting is subject to Mr. Rubino’s continued employment with (or provision of services to) us through the applicable vesting date.

The treatment of Dr. Anido’s, Mr. Mitro’s and Mr. Rubino’s equity awards upon a termination of employment (as applicable) or a Transfer of Control is described below in the section entitled “—Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning outstanding equity awards for each of our named executive officers as of December 31, 2015. As of December 31, 2015, the fair market value of a share of our common stock was $24.35.

NAME	OPTION AWARDS					STOCK AWARDS
	NUMBER OF SECURITIES UNDERLYING UNEXERCISED EQUITY AWARDS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED EQUITY AWARDS UNEXERCISABLE (#)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Vicente Anido, Jr.	123,861	—	(1)	$2.90	3/21/2023	—		$—
	557,319	365,149	(2)	$3.15	9/12/2023	—		$—
	131,250	168,750	(3)	$20.70	3/13/2024	—		$—
	27,734	105,391	(4)	$28.03	2/25/2025	—		$—
	—	—		$—	—	22,188	(5)	$540,278
Thomas A. Mitro	180,630	129,022	(6)	$3.15	8/26/2023	—		$—
	39,853	30,978	(7)	$3.15	9/12/2023	—		$—
	55,128	70,872	(3)	$20.70	3/13/2024	—		$—
	14,844	56,406	(4)	$28.03	2/25/2025	—		$—
	—	—		$—	—	11,875	(5)	$289,156
Richard J. Rubino	138,505	36,434	(8)	$2.90	10/15/2022	35,429	(9)	$862,696
	14,065	10,935	(7)	$3.15	9/12/2023	—		$—
	38,939	50,061	(3)	$20.70	3/13/2024	—		$—
	11,328	43,047	(4)	$28.03	2/25/2025	—		$—
	—	—		$—	—	9,063	(5)	$220,684

(1)	This option was granted on March 21, 2013. The option was 8.37% vested on the date of grant, and vested 8.33% on a quarterly basis thereafter.

(2)	This option was granted on September 12, 2013. The option was 25% vested on July 25, 2014 and vests in 36 equal monthly installments thereafter.

(3)	This option was granted on March 13, 2014. The option was vested 25% on March 13, 2015 and vests in 36 equal monthly installments thereafter.

(4)	This option was granted on February 25, 2015. The option vests ratably on each of the 48 successive monthly anniversaries of February 25, 2015.

(5)	These shares of restricted stock were granted on February 25, 2015 and vest in four equal annual installments on successive anniversaries of February 25, 2015.

(6)	This option was granted on August 26, 2013. The option was 25% vested on August 26, 2014 and vests in 36 equal monthly installments thereafter.

(7)	This option was granted on September 12, 2013. The option was 25% vested on September 12, 2014 and vests in 36 equal monthly installments thereafter.

(8)	This option was granted on March 21, 2013. The option was 25% vested on October 14, 2013 and vests in 36 equal monthly installments thereafter.

(9)
On October 15, 2012, Mr. Rubino was granted an option to purchase 345,000 shares of common stock and which option was amended in March 2013. Pursuant to the amendment, the option was fully exercisable and Mr. Rubino exercised the option in full on a net exercise basis such that he acquired 170,061 shares of common stock. The resulting 170,061 shares are considered restricted stock until vesting occurs, and are subject to the original vesting terms such that 25% of the shares vested on October 14, 2013, and the remaining shares thereafter vest in 36 monthly installments. As of December 31, 2015, 134,632 shares were vested under this grant.

Pension Benefits
We did not maintain any plan for any named executive officer providing for payments or other benefits at, following, or in connection with retirement, during the fiscal year ended December 31, 2015.
Nonqualified Deferred Compensation
We did not maintain any deferred compensation plans for any named executive officer for the year ended December 31, 2015.
Potential Payments Upon Termination or Change in Control

Vicente Anido, Jr. In the event of a termination of Dr. Anido’s employment by us without Cause (as such term is defined in the Anido Employment Agreement) or by Dr. Anido for Good Reason (as such term is defined in the Anido Employment Agreement), Dr. Anido will be entitled to, in addition to any accrued benefits, (i) a lump sum severance payment equal to six months of base salary, (ii) commencing on the date that is six months following the termination date, continued payment of Dr. Anido’s base salary at the rate in effect at the time of termination for a period of six months, (iii) 12 months of Company-paid COBRA continuation coverage less the amount payable by an active employee for such coverage, and (iv) payment of the greater of (x) the target annual performance bonus for the year in which termination occurs and (y) the average of the annual performance bonus received by Dr. Anido for the three years immediately preceding the year in which termination occurs (together with the payments provided under (i), (ii) and (ii), the “Anido Severance Payments”). In the event Dr. Anido’s employment is terminated by us with or without Cause, or he resigns for or without Good Reason, he will have a post-termination exercise period of 90 days during which he may exercise the portion of the options that was vested as of the termination date. In the event of a termination by us without Cause or by Dr. Anido for Good Reason at any time during the 12 months following a Transfer of Control, he will be entitled to (i) the Anido Severance Payments (provided that the base salary continuation and COBRA continuation coverage shall continue for a period of 18 months following termination if we are a publicly reporting company at the time of the Transfer of Control) and (ii) full vesting of all options and other equity incentive awards which were unvested immediately prior to such termination. In the event that the Board approves a decision to liquidate, dissolve, or terminate our business or operations (other than in connection with the sale of the assets or merger of our company), Dr. Anido will immediately resign from all then-held employment, officer and director positions, and will not be required to oversee, participate or assist in any in such liquidation, provided, however, that in the event of such resignation, Dr. Anido would not be entitled to any severance benefits or payments.

Under the terms of the Restated Mitro Employment Agreement and the Restated Rubino Employment Agreement, in the event of a termination by the Company without Cause (as such term is defined in the applicable Employment Agreement) or by the executive for Good Reason (as such term is defined in the applicable Employment Agreement), each of Messrs. Mitro and Rubino is entitled to (i) base salary continuation for a period of 12 months following the date of termination and (ii) COBRA continuation coverage for himself and his dependents for a period of 12 months (or, if earlier, such time as the executive obtains new employment) (collectively, the “Severance Benefits”). In the event of a termination by the Company with or without Cause, or by the executive for any reason, the vesting applicable to equity awards then held by the executive shall cease and the executive will have a period of 90 days following such termination during which he may exercise the portion of such equity awards that was vested as of the termination date. If, following a Change in Control (as defined in the Company’s 2013 Equity Plan and Amended and Restated Equity Plan) during the Term, either (a) the successor corporation (or a parent or subsidiary of the successor corporation) does not offer the executive employment on terms comparable to the executive’s then existing terms of employment with the Company and in connection therewith, the executive terminates employment or (b) the executive’s employment is terminated by the successor corporation without Cause or by the executive for Good Reason within the one-year period following the Change in Control, the executive shall be entitled to (i) the Severance Benefits; (ii) a performance bonus equal to the greater of (x) the target bonus for the applicable calendar year and (y) the average of the performance bonus received by the executive for the two years immediately preceding termination; and (iii) immediate vesting of all of his then unvested equity awards. The executive will have a period of 90 days following such termination during which he may exercise such equity awards.

For each of Dr. Anido and Messrs. Mitro and Rubino, upon a termination with Cause or without Good Reason, the executive will not be entitled to any severance benefits or payments other than payment of accrued benefits and a post-termination period of 90 days to exercise vested options.

Treatment of Equity in the Event of a Transfer of Control. The 2005 Plan provides that in the event of a Transfer of Control (as defined in the 2005 plan), each outstanding option shall be assumed or an equivalent option substituted by the successor corporation (or a parent or subsidiary of the successor corporation). If the successor corporation in a Transfer of Control refuses to assume or substitute for any outstanding option, the option shall fully vest and become exercisable. An option shall be considered assumed if, following the Transfer of Control, the option confers upon the holder the right to receive, in respect of each share underlying such option, the per share consideration (whether in the form of stock, cash or other securities or property) received by holders of our common stock (as of the effective date of the transaction) in the Transfer of Control, provided, however, that if such consideration received in the Transfer of Control is not solely capital stock of the successor corporation (or parent thereof), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share subject to the option, to be solely capital stock of the successor corporation (or parent thereof) equal in fair market value to the per share consideration received by holders of our common stock in the Transfer of Control. Upon occurrence of a Transfer of Control, each outstanding option, to the extent not exercised prior to or concurrently with the Transfer of Control, shall terminate as of the effective time of the Transfer of Control, unless such option is assumed or replaced with an option to purchase shares of capital stock in the successor corporation. Notwithstanding the foregoing, if the successor corporation (or a parent or subsidiary of the successor corporation), either (a) does not offer employment to the executive on terms comparable to his then existing terms of employment (as determined by the Board) or (b) terminates the executive’s employment without cause (as such term is defined in the executive’s agreement or 2005 Plan, as applicable) within one year after the Transfer of Control, then the entire unexercisable portion of the outstanding option that would become exercisable during the twelve months following the occurrence of either of the events set forth in clauses (a) or (b) above, shall become immediately exercisable.

Treatment of Equity in the Event of a Corporate Transaction. The 2015 Equity Plan provides that in the event of a Corporate Transaction (as defined in the 2015 Equity Plan), all outstanding awards may (a) continue following such Corporate Transaction, which may include, in the discretion of the compensation committee, the assumption, continuation or substitution of the awards, in each case with appropriate adjustments to the number, kind of shares, and exercise prices, as applicable; or (b) terminate. If the outstanding options are terminated in the event of a Corporate Transaction, the holders of vested options must be provided either (a) fifteen days to exercise their options or (b) payment (in cash or other consideration) in respect of each share covered by the option being cancelled in an amount equal to the excess of the per share price to be paid to stockholders in the Corporate Transaction over the price of the option. If the per share price to be paid to stockholders in the Corporate Transaction is less than the exercise price of the option, the options may be terminated without payment of any kind. If vested awards other than options are terminated in the event of a Corporation Transaction, the holders of such awards must be provided payment (in cash or other consideration), in respect of each share covered by such award being cancelled, of the per share price to be paid to stockholders in the Corporate Transaction. Unvested awards may be treated, at the discretion of the Compensation Committee (the “Committee”), in the same manner as described above for vested options. The Committee may also accelerate the vesting on any unvested awards and, in the case of options, provide holders of such options a reasonable opportunity to exercise the award.

Notwithstanding the foregoing, in connection with a Corporate Transaction, the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to the Corporate Transaction (and such action may be made contingent upon the occurrence of the Corporate Transaction): (a) cause any or all unvested options to become fully vested and immediately exercisable and/or provide holders of options a reasonable period of time prior to the Corporate Transaction to exercise their options; (b) with respect to unvested options that are terminated in connection with the Corporate Transaction, provide to holders a payment (in cash or other consideration) in respect of each share underlying the options equal to all or a portion of the excess, if any, of the per share price to be paid or distributed to stockholders in the Corporate Transaction over the exercise price of the option, which may be paid in accordance with the vesting schedule of the options as set forth in the applicable award agreement; (c) cause any or all unvested awards other than options to become fully vested and immediately exercisable; or (d) with respect to unvested awards other than options that are terminated in connection with the Corporate Transaction, provide to holders a payment (in cash or other consideration), in respect of each share underlying the award, equal to all or a portion of the per share price to be paid or distributed to stockholders in the Corporate Transaction, which may be paid in accordance with the vesting schedule of the awards as set forth in the applicable award agreement.

DIRECTOR COMPENSATION

Pursuant to the Company’s non-employee director compensation policy, each non-employee director is eligible to receive a pro-rated annual base retainer of $35,000. In addition, our non-employee directors were eligible to receive the following cash compensation for board services, as applicable:

•	The lead independent director is eligible to receive an additional annual retainer of $15,000;

•
Each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, is eligible to receive an additional annual retainer of $9,000, $6,000 and $4,500, respectively; and

•	Each chairperson of our audit, compensation and nominating and corporate governance committees is eligible to receive an additional annual retainer of $18,000, $12,000 and $9,000, respectively.

All amounts are paid in quarterly installments. We reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, newly appointed non-employee directors shall be eligible to receive a one-time initial option award to purchase 25,000 shares of common stock, which will vest quarterly over a three-year period subject to the director’s continued service on the Board. Beginning on February 25, 2015, each continuing non-employee director shall be eligible to receive on the date of each annual meeting of stockholders an annual option award to purchase 10,000 shares of common stock and 1,700 shares of restricted stock, each of which will vest on the one-year anniversary of the date of grant, subject to the director’s continued service on the Board.
Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2015, for their service on our Board.

NAME	FEES EARNED OR PAID IN CASH	OPTION AWARDS (1)		STOCK AWARDS (1)		TOTAL
Gerald D. Cagle, Ph.D.	$49,112	$179,843	(2) (3)	$54,910	(4)	$283,865
Richard Croarkin	$28,690	$176,678	(5)	$—		$205,368
Michael M. du Toit	$21,096	$290,320	(6)	$—		$311,416
Geoffrey Duyk, M.D., Ph.D.	$39,056	$179,843	(2) (3)	$54,910	(4)	$273,809
Murray A. Goldberg	$53,000	$179,843	(2) (3)	$54,910	(4)	$287,753
David W. Gryska(8)	$23,046	$179,843	(3)	$54,910	(4)	$257,799
Dennis Henner, Ph.D.(9)	$4,340	$—		$—		$4,340
Benjamin F. McGraw, III, Pharm.D	$52,053	$179,843	(3) (7)	$54,910	(4)	$286,806
Julie McHugh	$20,596	$290,320	(6)	$—		$310,916
Anand Mehra, M.D.(10)	$34,167	$179,843	(3)	$54,910	(4)	$268,920

(1)
The amounts included represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements incorporated herein by reference to our Form 10-K filed with the SEC on March 2, 2016.

(2)
On September 12, 2013, we also granted an option to purchase 28,000 shares of common stock scheduled to vest in 36 equal installments on the monthly anniversaries of September 12, 2013, such that the option will be fully vested on September 12, 2016, all of which was outstanding as of December 31, 2015. On June 11, 2014, we also granted an option to purchase 13,500 shares of common stock which was fully vested and outstanding as of December 31, 2015.

(3)
This option to purchase 10,000 shares of common stock was granted on April 10, 2015 and is scheduled to vest in 12 equal installments on the monthly anniversaries of April 10, 2015, all of which was outstanding as of December 31, 2015.

(4)	This award of 1,700 shares of restricted common stock was granted on April 10, 2015 and is scheduled to fully vest on April 10, 2016, all of which was outstanding as of December 31, 2015.

(5)	This option to purchase 25,000 shares of common stock was granted on May 7, 2015 and is scheduled to vest quarterly over a three-year period, all of which was outstanding as of December 31, 2015.

(6)	This option to purchase 25,000 shares of common stock was granted on June 29, 2015 and is scheduled to vest quarterly over a three-year period, all of which was outstanding as of December 31, 2015.

(7)
On September 30, 2014, we also granted Dr. McGraw an option to purchase 25,000 shares of common stock scheduled to vest quarterly over a three-year period, all of which was outstanding as of December 31, 2015.

(8)
Mr. Gryska resigned from the Board in May 2015 and all unvested options and unvested restricted stock awards were forfeited. As of December 31, 2015, the former director had no equity awards outstanding.

(9)	Dr. Henner resigned from the Board in February 2015 and all unvested options were forfeited. As of December 31, 2015, the former director had no equity awards outstanding.

(10)
Dr. Mehra resigned from the Board in November 2015 and all unvested options and unvested restricted stock awards were forfeited. As of December 31, 2015, the former director had 37,946 shares subject to outstanding exercisable option grants, which were exercised in January 2016.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Related Person Transactions
All related person transactions are reviewed and approved by our audit committee in accordance with our related party transaction policy. This review covers any material transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, and a related person had or will have a direct or indirect material interest, including, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. A “related person” is any person who is or was one of our executive officers, directors or director nominees or is a holder of more than 5% of our common stock, or their immediate family members or any entity owned or controlled by any of the foregoing persons. The standard applied by our audit committee seeks to ensure that any related person transaction is consistent with our related transaction policy and is on terms, taken as a whole, which are no less favorable to the Company than could be obtained in an arm’s-length transaction with an unrelated third party.
Certain Related-Person Transactions
In August 2015, the Company entered into a research collaboration agreement with GrayBug, Inc. (“GrayBug”). The collaboration is focused on researching the potential use of GrayBug’s biodegradable polymer technology to deliver certain of the Company’s preclinical stage molecules to the back of the eye over a sustained period of time. The Board of Directors of the Company and that of GrayBug have a common Board member. This Board member did not participate in any deliberation associated with this transaction.

In addition, other than compensation arrangements with directors and executive officers, which are described under “Executive Compensation—Executive Agreements” and “Director Compensation,” we have no other related-party transactions that are subject to disclosure in accordance with our related party transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of March 31, 2016 by:

•	our named executive officers;

•	our directors;

•	all of our executive officers and directors as a group; and

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock.

We have based our calculation of beneficial ownership on 26,518,449 shares of common stock outstanding as of March 31, 2016.

Information with respect to beneficial ownership is based upon information furnished to us by each director and executive officer and Schedules 13D or 13G filed with the SEC, as the case may be. Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock (i) that are issuable upon the exercise of stock options or warrants that are immediately exercisable or exercisable, or (ii) that may be issued for vested restricted stock, in each case, within 60 days after March 31, 2016. Common stock subject to options or warrants that are currently exercisable or exercisable, or that may be issued for vested restricted stock, within 60 days of March 31, 2016 are deemed to be outstanding and beneficially owned by the person holding the options, warrants or vested restricted stock. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. The information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine California 92614.

	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
5% Stockholders
Jennison Associates LLC (1)	3,652,010	13.77%
Entities affiliated with Wellington Management Company, LLP (2)	3,506,646	13.22%
Entities affiliated with Partner Fund Management, L.P. (3)	2,424,353	9.14%
Entities affiliated with Deerfield Management, L.P. (4)	2,849,875	9.98%
Entities affiliated with Adage Capital Partners, L.P. (5)	1,625,000	6.13%
BlackRock, Inc. (6)	1,537,888	5.80%
Entities affiliated with Foresite Capital Management (7)	1,336,443	5.04%
Executive Officers and Directors
Vicente Anido, Jr., Ph.D. (8)	1,055,703	3.83%
Richard J. Rubino (9)	632,466	2.36%
Casey Kopczynski, Ph.D. (10)	456,072	1.70%
Thomas A. Mitro (11)	376,585	1.40%
Gerald D. Cagle, Ph.D. (12)	55,514	*
Richard Croarkin (13)	8,333	*
Michael M. du Toit (14)	8,333	*
Geoffrey Duyk, M.D., Ph.D. (15)	50,868	*
Murray A. Goldberg (16)	50,868	*
Benjamin F. McGraw, III, Pharm.D (17)	27,919	*
Julie McHugh (18)	8,333	*
All executive officers and directors as a group (11 persons)	2,730,994	8.77%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
The information concerning Jennison Associates LLC is based solely upon a Schedule 13G/A filed with the SEC on February 5, 2016. The address of Jennison Associates LLC is 466 Lexington Avenue, New York, New York 10017.

(2)
The information concerning entities affiliated with Wellington Management Company LLP is based solely upon a Schedule 13G/A filed with the SEC on February 11, 2016. The address of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(3)
The information concerning entities affiliated with Partner Fund Management, L.P. is based solely upon a Schedule 13G/A filed with the SEC on February 16, 2016. The address of Partner Fund Management, L.P. is 4 Embarcadero Center, Suite 3500, San Francisco, California 94111.

(4)
Consists of (a) 807,875 shares of common stock and (b) 2,042,000 shares of common stock underlying convertible notes held by Deerfield Partners, L.P., Deerfield International Master Fund, L.P., Deerfield Special Situations Fund, L.P. and Deerfield Special Situations International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the general partner. The information concerning entities affiliated with Deerfield Management, L.P. is based solely upon a Schedule 13G/A filed with the SEC on February 16, 2016. The provisions of the convertible notes beneficially owned by the reporting persons restrict the conversion of such securities to the extent that, upon such exercise or conversion, the number of shares then beneficially owned by the holder and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of the Company then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported on the Schedule 13G/A, the reporting persons disclaim beneficial ownership of such shares underlying the convertible notes to the extent beneficial ownership of such shares would cause all reporting persons thereunder, in the aggregate, to exceed the Ownership Cap. The address of Deerfield Management, L.P. is 780 Third Avenue, 37th Floor, New York, New York 10017.

(5)
The information concerning entities affiliated with Adage Capital Partners, L.P. is based solely upon a Schedule 13G/A filed with the SEC on February 16, 2016. The address of Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(6)	The information concerning BlackRock, Inc. is based solely upon a Schedule 13G filed with the SEC on January 28, 2016. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)
The information concerning entities affiliated with Foresite Capital Management is based solely upon a Schedule 13G filed with the SEC on February 19, 2016. The address of Foresite Capital Management is 101 California Street, Suite 4100, San Francisco, California 94111.

(8)	Consists of (a) 33,547 shares of common stock and (b) 1,022,156 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016.

(9)
Consists of (a) 369,129 shares of common stock, (b) 252,708 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016 and (c) 10,629 shares of common stock issuable for vested restricted stock within 60 days after March 31, 2016.

(10)
Consists of (a) 168,284 shares of common stock, (b) 284,788 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2016 and (c) 3,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days after March 31, 2016.

(11)	Consists of (a) 7,969 shares of common stock and (b) 368,616 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2016.

(12)
Consists of (a) 4,646 shares of common stock, (b) 49,168 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016 and (c) 1,700 shares of common stock issuable for vested restricted stock within 60 days after March 31, 2016.

(13)	Consists of 8,333 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016.

(14)	Consists of 8,333 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016.

(15)
Consists of (a) 49,168 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016 and (b) 1,700 shares of common stock issuable for vested restricted stock within 60 days after March 31, 2016.

(16)
Consists of (a) 49,168 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016 and (b) 1,700 shares of common stock issuable for vested restricted stock within 60 days after March 31, 2016.

(17)
Consists of (a) 26,219 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016 and (b) 1,700 shares of common stock issuable for vested restricted stock within 60 days after March 31, 2016.

(18)	Consists of 8,333 shares of common stock issuable upon exercise of options exercisable within 60 days after March 31, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to report to the SEC their initial ownership of our common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC and we are required to disclose in this proxy statement any late filings or failures to file.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements during that fiscal year were met except for (1) the Form 4 for Julie McHugh reporting one transaction filed on July 6, 2015, which was due on July 1, 2015, and (2) the Form 4 for Gerald D. Cagle reporting nine transactions filed on April 26, 2016, which was due with respect to two such transactions on February 6, 2015, with respect to five such transactions on August 12, 2015 and with respect to the remaining two such transactions on September 1, 2015.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of restricted stock	Weighted-average exercise price of outstanding options, warrants, rights and restricted stock	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2005 Equity Incentive Plan (1)	2,286,719	$2.63	—
2015 Equity Plan (1)	2,416,860	$21.89	3,268,929
Employee Stock Purchase Plan (2)	—	—	629,844
Equity compensation plans not approved by security holders	—	—	—
Total	4,703,579	$12.53	3,898,773

(1)
No additional awards will be made under the 2005 Equity Incentive Plan and 2013 Omnibus Incentive Plan. At the 2015 Annual Meeting of Stockholders held on April 10, 2015, the Company’s stockholders approved the adoption of the 2015 Equity Plan. Any remaining shares available under the 2013 Omnibus Incentive Plan were allocated to the 2015 Equity Plan.

(2)	As of December 31, 2015, the Company was obligated to issue 16,418 shares of common stock under the Employee Stock Purchase Plan at a purchase price of $14.94 per share.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder proposals should be addressed to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614.

If you wish to submit a proposal to be considered for inclusion in our proxy statement for the 2017 Annual Meeting of Stockholders, we must receive the proposal on or before December 30, 2016 pursuant to the proxy soliciting regulations of the SEC. However, if the date of the 2017 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2017 Annual Meeting of Stockholders. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting, which notice must contain specific information required by Article I of our amended and restated bylaws.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2017 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at the address set forth above no earlier than December 30, 2016 and no later than January 29, 2017.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
AVAILABILITY OF CERTAIN DOCUMENTS

We will mail without charge, upon written request, a copy of our 2015 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, excluding exhibits. Requests can be made by email, sendmaterial@proxyvote.com, or by a written request addressed to our Secretary, c/o Aerie Pharmaceuticals, Inc., 2030 Main Street, Suite 1500, Irvine, CA 92614. Please include your control number with your request.

Stockholders residing in the same household who hold their stock through a broker, bank or other nominee may receive only one copy of the Notice and, if applicable, one set of proxy materials in accordance with a notice sent earlier by their broker, bank or other nominee. This practice will continue unless instructions to the contrary are received by the broker, bank or other nominee from one or more of the stockholders within the household. We will promptly deliver a separate copy of the Notice or set of proxy materials, as the case may be, if you make a written or oral request to our corporate secretary at the address above, or by calling (908) 470-4320.

If you hold your shares in “street name” and reside in a household that received only one copy of the Notice and, if applicable, one set of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your broker, bank or other nominee. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your broker, bank or other nominee.

By Order of the Board of Directors

Richard J. Rubino
Chief Financial Officer and Secretary

Aerie Pharmaceuticals, Inc. 2030 Main Street, Suite 1500 Irvine, CA 92614
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL for the following proposal:		All	All	Except
1. Election of Directors		☐	☐	☐

Nominees
01 Gerald D. Cagle, Ph.D.	02 Richard Croarkin
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date
0000290452_1    R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report (including the Form 10-K), Notice & Proxy Statement are available at www.proxyvote.com.
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AERIE PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 8, 2016 8:00 AM ET

This proxy is solicited by the Board of Directors

The undersigned appoints Vicente Anido, Jr. and Richard J. Rubino, or either of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Aerie Pharmaceuticals, Inc. (the “Company”), to be held on Wednesday June 8, 2016, at 8:00 a.m., Eastern Time, at The St. Regis New York, located at Two East 55th Street, New York, N.Y., 10022 and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this Proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof.

The votes entitled to be cast by the undersigned will be cast in the discretion of the persons named herein on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000227756_1    R1.0.0.51160